EXHIBIT 4.1


THIS WARRANT AND THE SECURITIES ISSUABLE UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), NOR HAVE THEY BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE, AND THEY MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR (B) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.


                             WARRANT TO PURCHASE
                          COMMON STOCK OF CALAMP CORP.


         FOR VALUE RECEIVED, subject to the terms and conditions herein set forth, EchoStar Technologies Corporation, a Texas corporation (the "Customer"), or its permitted successors and assigns (collectively, "Holder") is entitled to purchase from CalAmp Corp., a Delaware corporation (the "Company"), at any time prior to the Expiration Date (as defined below), at a price per share as set forth in Section 1 hereof (the "Warrant Price"), Three Hundred Fifty Thousand (350,000) fully paid and non-assessable shares of the common stock (the "Common Stock") of the Company, par value $0.01 per share (the "Shares"). On or prior to the date of issuance of this Warrant, the Customer and the Company have entered into a Settlement Agreement dated as of December 14, 2007 (the "Settlement Agreement").

1. Warrant Price. The Warrant Price for each of the Shares purchasable hereunder shall be equal to $3.72, 110% of the Average Stock Price (as defined in the Settlement Agreement), subject to adjustment as provided in
Section 7.

2. Expiration of Warrant. This Warrant shall expire and shall no longer be exercisable after the third anniversary of the date hereof (the "Expiration Date").

3. No Stockholder Rights. This Warrant shall not entitle Holder to any of the rights of a stockholder of the Company until such time as Holder exercises this Warrant.

4. Reservation of Shares. The Company covenants that during the period this Warrant is exercisable it will reserve from its authorized and unissued shares of Common Stock a sufficient number of shares to provide for the issuance of the maximum number of shares of Common Stock issuable upon the exercise of this Warrant. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers to instruct the Company's transfer agent to issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

5. Exercise of Warrant.

   (a) This Warrant may be exercised by Holder, in whole or in part, by the surrender of this Warrant at the principal office of the Company, accompanied by an executed copy of the Exercise Form attached hereto and payment in full of the aggregate Warrant Price for the Shares being purchased upon such exercise. In the event of exercise of this Warrant in compliance with the provisions hereof, certificates for the Shares so purchased shall be delivered to Holder promptly and, unless this Warrant has been fully exercised or expired, a new Warrant representing that portion of the Shares, if any, with respect to which this Warrant will not then have been exercised, shall be issued to Holder. The Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and Holder shall be treated for all purposes as the holder of record of such shares as of the close of business on such date.

    (b) Issuance of certificates for the Shares upon the exercise of this Warrant shall be made without charge to the registered Holder hereof for any issue or transfer tax or other incidental expense with respect to the issuance of such certificates, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the registered holder of this Warrant or in such name or names as may be directed by the registered holder of this Warrant; provided, however, that in the event certificates for the Shares are to be issued in a name other than the name of the registered Holder of this Warrant, this Warrant, when surrendered for exercise, shall be accompanied by the Assignment Form attached hereto duly executed by Holder hereof, and provided further, that any such transfer shall comply with Section 6 hereof.

6.  Transfer or Assignment of Warrant.
    (a) This Warrant, and any rights hereunder, may not be assigned or transferred, except as provided herein and in accordance with and subject to the provisions of (i) applicable state securities laws, and (ii) the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (such Act and such rules and regulations being hereinafter collectively referred to as the "Act"). Any purported transfer or assignment made other than in accordance with this Section 7 shall be null and void and of no force and effect.

    (b) This Warrant, and any rights hereunder, may be transferred or assigned only upon receipt by the Company of (i) notice of the proposed transfer or assignment and a detailed statement of the circumstances surrounding the proposed transfer or assignment, (ii) if reasonably requested by the Company, an opinion of counsel reasonably satisfactory to the Company that (A) the transferee is a person to whom this Warrant may be legally transferred without registration under the Act, and (B) such transfer will not violate any applicable law or governmental rule or regulation, including, without limitation, any applicable federal or state securities law and (iii) an agreement in writing that the transferee shall be subject to each of the terms of that certain Voting and Lock-Up Agreement, dated as of December 14, 2007, by and between the Company and the Customer.
    (c) Any assignment permitted hereunder shall be made by surrender of this Warrant to the Company at its principal office with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, if any. In such event, the Company shall, without charge, execute and deliver a new warrant in the name of the assignee named in such instrument of assignment in the amount so assigned and this Warrant shall be promptly canceled; provided, however, that in the event that Holder hereof shall assign or transfer less than the full amount of this Warrant, a new warrant evidencing the remaining portion of this Warrant not so assigned or transferred shall be issued in the name of Holder.

7.  Adjustments to Shares.
    (a) If outstanding shares of the Company's Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the Warrant Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of Common Stock shall be combined into a smaller number of shares, the Warrant Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Warrant Price, the number of shares of Common Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Warrant Price in effect immediately prior to such adjustment, by (ii) the Warrant Price in effect immediately after such adjustment.

    (b) If any capital reorganization or reclassification of the capital stock of Company, any consolidation or merger of the Company with another entity, or the sale, lease or exchange of all or substantially all of the Company's assets to another entity shall be effected in such a way that holders of shares of Common Stock of the Company shall be entitled to receive stock, securities or assets with respect to or in exchange for such shares, then, as a condition precedent to such reorganization, reclassification, consolidation, merger, sale, lease or exchange, lawful and adequate provisions shall be made whereby the holder shall thereafter have the right to purchase and receive upon the basis and the terms and conditions specified in this Agreement and in lieu of the shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, securities or assets as may be issued or payable in such reorganization, reclassification, consolidation, merger, sale, lease or exchange with respect to or in exchange for the number of shares of Common Stock purchasable and receivable upon the exercise of the rights represented hereby had such rights been exercised immediately prior thereto, and in any such case appropriate provision shall be made with respect to the rights and interests of Holder to the end that the provisions hereof shall thereafter be applicable, as nearly as may be possible, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company will not effect any such reorganization, recapitalization, consolidation, merger, sale, lease or exchange, unless prior to the consummation thereof the successor entity (if other than Company) resulting from such consolidation or merger or the entity purchasing or leasing such assets or acquiring such surviving or resulting entity shall assume by written instrument, executed and mailed or delivered to Holder at the last address thereof appearing on the books of the Company, the obligation to deliver to such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase.

    (c) When any adjustment is required to be made in the number of shares of Common Stock purchasable hereunder or the Warrant Price pursuant to this
Section 7, the Company shall promptly mail to Holder a certificate setting forth (i) a brief statement of the facts requiring such adjustment, (ii) the Warrant Price after such adjustment and (iii) the kind and amount of stock or other securities or property into which this Warrant shall be exercisable after such adjustment.

8. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new warrant identical in tenor and date in lieu of this Warrant.

9. General. This Warrant shall be governed by and interpreted in accordance with the laws of the State of Delaware, except for its principles of conflicts of laws. The headings in this Warrant are for purposes of convenience and reference only and shall not be deemed to constitute a part hereof. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally, but rather only by an instrument in writing signed by the Company and Holder. This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute in this Warrant. All notices and other communications from the Company to Holder shall be mailed by prepaid courier or first-class registered or certified mail, postage pre-paid, to the address furnished to the Company in writing by the last holder who shall have furnished an address to the Company in writing.

Issued this 14th day of December, 2007.

                                    CALAMP CORP.

                                    By:  /s/ Fred Sturm
                                         ___________________
                                         Name:  Fred Sturm
                                         Title: CEO




                              FORM OF ASSIGNMENT

                 (To be signed only upon assignment of Warrant)


         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:
___________________________________________________________________
___________________________________________________________________
___________________________________________________________________

 (Name and address of assignee must be printed or typewritten)
_____________ shares of CalAmp Corp. Common Stock purchasable under the within Warrant, hereby irrevocably constituting and appointing
____________________ Attorney to transfer said Warrant on the books of the Company, with full power of substitution in the premises.


         Dated: _____________

                                     _______________________________
                                     (Signature of Registered Owner)




                               EXERCISE FORM

              (to be executed only upon exercise of Warrant)


To:  CalAmp Corp.
     1401 N. Rice Avenue
     Oxnard, CA 93030

         The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby irrevocably elects to purchase _____________ shares of the Common Stock, par value $0.01, covered by such Warrant and herewith makes payment of $_____________, representing the full purchase price for such shares at the price per share provided for in such Warrant. The undersigned requests that (1) a certificate for such shares be registered in the name of the undersigned hereinafter set forth and that such certificate be delivered to the undersigned at the address hereinafter set forth, and (2) unless the attached Warrant has been fully exercised or expired, a new Warrant representing that portion of the shares of Common Stock, if any, with respect to which the attached Warrant will not then have been exercised, be issued to the undersigned.


Dated: ____________              Name:     _______________________
                                 Signature _______________________
                                 Address:  _______________________
                                           _______________________